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                                                                    Exhibit 99.6

Entrada Networks Appeals NASDAQ's Delisting decision


Irvine, California - August 20, 2002--Entrada Networks, Inc. (Nasdaq-SCM: ESAN) received a NASDAQ Staff Determination on February 14 indicating that the Company failed to comply with Marketplace Rule 4310(c)(4) requiring $1.00 per share over the previous 30 consecutive trading days. On August 14, 2002, Entrada received an additional NASDAQ Staff Determination that Entrada Networks has not regained compliance and is not eligible for an additional 180 day grace period. Accordingly, the Company's securities will be delisted from the Nasdaq SmallCap Market at the opening of business on August 22, 2002. Today Entrada Networks has filed its appeal of the Staff's determination to the Hearing Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 series. A hearing request will stay the delisting of the Company's securities pending the Panel's decision.


About Entrada Networks
----------------------
Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon's focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com.

Safe Harbor
-----------
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) the ability of the Company to generate the cash flow from operations, or raise additional capital necessary to finance its ongoing businesses; 2) the ability of the Company to develop or acquire new profitable lines of business and to attract and retain management to lead this effort; 3) the continuing market acceptance of the legacy products which account for all of the Company's current revenues; 4) the ability of the Company to generate revenues from its research and development efforts in the SAN space; 5) The



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much greater financial and other resources of Entrada Networks' many well-entrenched competitors; 6) the adoption of technology standards different from those under which Entrada is prepared to deliver products; 7) the successful completion of the merger described in the 8k filed August 19, 2002 and assimilation of Savant Consulting Group into Entrada Networks; 8) changes in the market for outsourced IT Services, which could have an adverse effect on the financial performance of Savant Consulting Group; and 9) such other factors as are set forth in Entrada's annual report on Form 10-K, filed May 1, 2002, and in the reports previously filed by Entrada's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.



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                                                         Contact Information:
                                                         --------------------

                                                         James G. Loofbourrow
                                                             Entrada Networks
                                                               (949) 588-2070
                                                  jloofbourrow@entradanet.com



















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